2Q 2018 Earnings Release and Supplemental Information

CyrusOne

Aurora Communications Tower

Quarter Ended June 30, 2018

CyrusOne Investor Relations

CyrusOne®

2Q 2018 Earnings Release and Supplemental Information

Table of Contents

Earnings Release……………………………………………………………………3
Company Profile and Analyst Coverage…………………………………………8
Summary of Financial Data………………………………………………………9
Consolidated Statements of Operations 10
Consolidated Balance Sheets 11
Consolidated Statements of Operations (5 quarters)....................................12
Consolidated Balance Sheets (5 quarters) 13
Consolidated Statements of Cash Flow... 14
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA and NOI.. 15
Reconciliation of Net Income (Loss) to FFO and Normalized FFO……………16
Market Cap Summary, Reconciliation of Net Debt, and Debt Schedule 17
Colocation Square Footage (CSF) and CSF Leased.....................................18
2018 Guidance 19
Data Center Portfolio 20
NRSF Under Development / Land Available for Future Development 22
Leasing Statistics - Lease Signings...23
Customer Sector Diversification 24
Lease Distribution 25
Lease Expirations 26

Quarter Ended June 30, 2018

CyrusOne.

Exhibit 99.1
CyrusOne Reports Second Quarter 2018 Earnings
Signed Quarterly Company Record $65 Million in Annualized GAAP Revenue and 52 Megawatts
Year-over-Year Revenue Growth of 18% and Adjusted EBITDA Growth of 22%

DALLAS (August 1, 2018) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced second quarter 2018 earnings.

Highlights

Category	2Q’18	% Change vs. 2Q’17
Revenue	$196.9 million	18%
Net income	$105.9 million	n/m
Adjusted EBITDA	$110.6 million	22%
Normalized FFO	$80.7 million	19%
Net income per diluted share	$1.06	n/m
Normalized FFO per diluted share	$0.81	5%

•	Leased 52 megawatts (“MW”) and 305,000 colocation square feet (“CSF”) in the second quarter, totaling $65 million in annualized GAAP revenue, all company records

–
Leasing results also included company records for number of leases signed (506), weighted average lease term (11.9 years on a CSF-weighted basis), and total interconnection revenue signed ($2.8 million annualized)

–	Includes leases totaling more than 10 MW signed with two hyperscale customers based in China

•	Backlog of $85 million in annualized GAAP revenue as of the end of the second quarter, representing nearly $850 million in total contract value

•
Completed construction of a 350-foot telecommunications tower at the Aurora I facility, creating the first on-campus wireless access and supporting both microwave and millimeter wireless antenna colocation services for financial ecosystem customers

•	Acquired 68 acres of land in Mesa, Arizona, and subsequent to the end of the quarter, acquired a 154,000 square foot shell in Northern Virginia with up to 33 MW of power capacity

–	Transactions support the company’s continued growth in two of the strongest data center markets in the U.S.

“We are thrilled with our record bookings this quarter, which followed very strong leasing in the first quarter,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “The 52 megawatts signed this quarter included leases totaling more than 10 megawatts signed with Chinese hyperscale customers, reflecting the growing needs of these companies as they continue to expand into and within the U.S. Further, the $106 million in annualized revenue signed year-to-date through June positions us very well for continued strong, profitable growth in 2019.”

Second Quarter 2018 Financial Results

Revenue was $196.9 million for the second quarter, compared to $166.9 million for the same period in 2017, an increase of 18%. The increase in revenue was driven primarily by a 28% increase in occupied CSF and additional interconnection services.

Net income was $105.9 million for the second quarter, compared to net loss of $0.8 million in the same period in 2017. Net income for the second quarter included a $102.7 million unrealized gain on the Company’s equity investment in GDS Holdings Limited (“GDS”), a leading data center provider in China, due to an increase in GDS’s share price during the quarter. Net income per diluted common share1 was $1.06 in the second quarter of 2018, compared to net loss of $(0.01) per diluted common share in the same period in 2017.

Net operating income (NOI)2 was $128.0 million for the second quarter, compared to $107.3 million in the same period in 2017, an increase of 19%. Adjusted EBITDA3 was $110.6 million for the second quarter, compared to $90.8 million in the same period in 2017, an increase of 22%.

Normalized Funds From Operations (Normalized FFO)4 was $80.7 million for the second quarter, compared to $67.9 million in the same period in 2017, an increase of 19%. Normalized FFO per diluted common share was $0.81 in the second quarter of 2018, an increase of 5% over second quarter 2017.

Leasing Activity

CyrusOne leased approximately 52 MW of power and 305,000 CSF in the second quarter, representing $5.5 million in monthly recurring rent, inclusive of the monthly impact of installation charges, or approximately $65.4 million in annualized GAAP revenue5, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 143 months (11.9 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 59 months (taking into account the impact of the backlog), the longest in the Company’s history. Recurring rent churn6 for the second quarter was 1.1%, compared to 0.8% for the same period in 2017.

Portfolio Development and CSF Leased

In the second quarter, the Company completed construction on 27,000 CSF and 18 MW of power capacity across three projects in San Antonio, Northern Virginia, and Phoenix. CSF leased7 as of the end of the second quarter was 92% for stabilized properties8 and 88% overall. In addition, the Company has development projects underway in Northern Virginia, Dallas, the New York Metro area, Phoenix, Chicago and San Antonio that are expected to add approximately 401,000 CSF and 86 MW of power capacity.

Balance Sheet and Liquidity

As of June 30, 2018, the Company had gross assets9 totaling approximately $5.5 billion, an increase of approximately 23% over gross assets as of June 30, 2017. CyrusOne had $2.20 billion of long-term debt10, cash and cash equivalents of $116.2 million, and $1.7 billion available under its unsecured revolving credit facility as of June 30, 2018. Net debt10 was $2.10 billion as of June 30, 2018, representing approximately 27% of the Company's total enterprise value as of June 30, 2018 of $7.9 billion, or 4.7x Adjusted EBITDA for the last quarter annualized. Available liquidity11 was $2.11 billion as of June 30, 2018.

Dividend

On May 2, 2018, the Company announced a dividend of $0.46 per share of common stock for the second quarter of 2018. The dividend was paid on July 13, 2018, to stockholders of record at the close of business on June 29, 2018.

Additionally, today the Company is announcing a dividend of $0.46 per share of common stock for the third quarter of 2018. The dividend will be paid on October 12, 2018, to stockholders of record at the close of business on September 28, 2018.

Guidance

CyrusOne is updating guidance for full year 2018, increasing and tightening the range for Total Revenue, decreasing and tightening the range for Adjusted EBITDA, increasing and tightening the range for Normalized FFO per diluted common share, and reaffirming the range for Capital Expenditures. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2018 Guidance(1)	Revised 2018 Guidance(1)
Total Revenue	$810 - 825 million	$820 - 830 million
Lease and Other Revenues from Customers	$735 - 745 million	$725 - 730 million
Metered Power Reimbursements	$75 - 80 million	$95 - 100 million
Adjusted EBITDA	$460 - 470 million	$454 - 459 million
Normalized FFO per diluted common share	$3.18 - 3.28	$3.25 - 3.30
Capital Expenditures	$850 - 900 million	$850 - 900 million
Development	$845 - 890 million	$845 - 890 million
Recurring	$5 - 10 million	$5 - 10 million

(1)Full year 2018 guidance includes the impact of the Zenium acquisition, which is assumed to close October 1, 2018. Previous guidance assumed a May 2018 closing. Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events

•	Cowen Communications Infrastructure Summit on August 6-7 in Boulder, CO

•	Morgan Stanley Telecom & Media Corporate Access Day on August 9 in New York City

•	Raymond James Park City Summit on August 14-15 in Park City, UT

•	BMO Capital Markets Real Estate Conference on September 20-21 in Chicago, IL

•	Bank of America Merrill Lynch Global Real Estate Conference on September 25-26 in New York City

Conference Call Details

CyrusOne will host a conference call on August 2, 2018, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the second quarter of 2018. A live webcast of the conference call and the presentation to be made during the call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on August 2, 2018, through August 16, 2018. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10121348.

Safe Harbor

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Adoption of New Accounting Standard and Use of Non-GAAP Financial Measurements

On January 1, 2018, we adopted the new accounting standard with respect to revenue recognition. See “Note 2. Summary of Significant Accounting Policies” in our financial statements included in our Form 10-Q for the quarter ended March 31, 2018 and in our subsequent filings for additional information. We have adopted the new standard using the modified retrospective transition method, where financial statement presentations prior to the date of adoption are not adjusted. Accordingly, all information related to periods prior to 2018 have not been adjusted, including non-GAAP measurements.

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, and NOI as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to pay dividends. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.
1Net income / (loss) per diluted common share is defined as net income / (loss) divided by the weighted average diluted common shares outstanding for the period, which were 99.4 million for the second quarter of 2018. Basic net income per share was one cent higher than diluted net income per share.
2We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as revenue less property operating expenses, each of which are presented in the accompanying consolidated statements of operations. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. Marketing and advertising costs are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these marketing and advertising expenses from our NOI calculation, consistent with the treatment of general and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to revenue and to net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

3Adjusted EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) as defined by GAAP plus interest expense, income tax expense, depreciation and amortization, asset impairments and loss on disposals, transaction, acquisition, integration and other related expenses, legal claim costs, stock-based compensation expense, severance and management transition costs, loss on early extinguishment of debt, new accounting standards and regulatory compliance and the related system implementation costs, unrealized (gain) on marketable equity investments and other special items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.
4We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.

We calculate FFO as net income (loss) computed in accordance with GAAP before real estate depreciation and amortization and asset impairments and gain or loss on disposal. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.

We calculate Normalized FFO as FFO plus loss on early extinguishment of debt, unrealized gain on marketable equity investment, new accounting standards and regulatory compliance and the related system implementation costs, amortization of customer relationship intangibles, transaction, acquisition, integration and other related expenses, severance and management transition costs, legal claim costs and other special items as appropriate. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, the Company believes the amortization of such intangibles and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. The Company believes its Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization and real estate impairments, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
7CSF leased is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. CSF leased differs from CSF Occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
9Gross asset value is defined as total assets plus accumulated depreciation.
10Long-term debt and net debt exclude adjustments for deferred financing costs and bond premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash and cash equivalents.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility and the delayed draw term loan.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including 201 Fortune 1000 companies.
With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its 43 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.

# # #

Investor Relations:
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including 201 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 43 data centers worldwide.

•

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2101 Cedar Springs Road, Ste. 900	Gary Wojtaszek, President and CEO	Jonathan Schildkraut, EVP & Chief Strategy Officer
Dallas, Texas 75201	Diane Morefield, EVP & Chief Financial Officer	Kellie Teal-Guess, EVP & Chief People Officer
Phone: (972) 350-0060	Kevin Timmons, EVP & Chief Technology Officer	Robert Jackson, EVP General Counsel & Secretary
Website: www.cyrusone.com	Tesh Durvasula, EVP & Chief Commercial Officer	John Hatem, EVP Design, Construction & Operations

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Barclays	Amir Rozwadowski	(212) 526-4043
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Matthew Niknam	(212) 250-4711
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
MUFG Securities	Stephen Bersey	(212) 405-7032
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	June 30,	March 31,	June 30,	Growth %
	2018	2018	2017	Yr/Yr
Revenue	$196.9	$196.6	$166.9	18%
Net operating income	128.0	128.8	107.3	19%
Net income (loss)	105.9	43.5	(0.8)	n/m
Funds from Operations ("FFO") - NAREIT defined	175.7	110.2	58.1	n/m
Normalized Funds from Operations ("Normalized FFO")	80.7	82.2	67.9	19%
Weighted average number of common shares outstanding - diluted	99.4	96.6	88.5	12%
Income (loss) per share - basic	$1.07	$0.45	$(0.01)	n/m
Income (loss) per share - diluted	$1.06	$0.45	$(0.01)	n/m
Normalized FFO per diluted common share	$0.81	$0.85	$0.77	5%
Adjusted EBITDA	110.6	109.5	90.8	22%
Adjusted EBITDA as a % of Revenue	56.2%	55.7%	54.4%	1.8 pts

	As of
	June 30,	March 31,	June 30,	Growth %
	2018	2018	2017	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$4,145.6	$3,954.6	$3,532.8	17%
Accumulated depreciation	(900.3)	(836.4)	(679.6)	32%
Total investment in real estate, net	3,245.3	3,118.2	2,853.2	14%
Cash and cash equivalents	116.2	228.7	40.8	n/m
Market value of common equity	5,784.3	5,066.4	5,089.5	14%
Long-term debt	2,200.0	2,200.0	1,857.7	18%
Net debt	2,098.7	1,987.2	1,829.4	15%
Total enterprise value	7,883.0	7,053.6	6,918.9	14%
Net debt to LQA Adjusted EBITDA	4.7x	4.5x	5.0x	(0.3)x

Dividend Activity
Dividends per share	$0.46	$0.46	$0.42	10%

Portfolio Statistics
Data centers	43	45	40	8%
Stabilized CSF (000)	3,097	3,024	2,380	30%
Stabilized CSF % leased	92%	92%	93%	(1) pt
Total CSF (000)	3,369	3,348	2,575	31%
Total CSF % leased	88%	86%	89%	(1) pt
Total NRSF (000)	5,842	5,824	4,783	22%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Revenue:
Lease and other revenues from customers	$172.4	$151.1	$21.3	14%	$347.6	$285.3	$62.3	22%
Metered power reimbursements	24.5	15.8	8.7	55%	45.9	30.9	15.0	49%
Revenue	$196.9	$166.9	$30.0	18%	393.5	316.2	77.3	24%
Operating expenses:
Property operating expenses	68.9	59.6	9.3	16%	136.7	111.9	24.8	22%
Sales and marketing	4.4	4.3	0.1	2%	9.7	9.2	0.5	5%
General and administrative	18.6	17.3	1.3	8%	37.9	33.1	4.8	15%
Depreciation and amortization	77.6	63.7	13.9	22%	152.2	119.4	32.8	27%
Transaction, acquisition, integration and other related expenses	0.4	1.7	(1.3)	(76)%	2.3	2.5	(0.2)	(8)%
Asset impairments	—	3.6	(3.6)	n/m	—	3.6	(3.6)	n/m
Total operating expenses	169.9	150.2	19.7	13%	338.8	279.7	59.1	21%
Operating income	27.0	16.7	10.3	62%	54.7	36.5	18.2	50%
Interest expense	(22.8)	(16.5)	(6.3)	38%	(43.6)	(30.1)	(13.5)	45%
Unrealized gain on marketable equity investment	102.7	—	102.7	n/m	143.2	—	143.2	n/m
Loss on early extinguishment of debt	—	(0.3)	0.3	n/m	(3.1)	(36.5)	33.4	n/m
Net income (loss) before income taxes	106.9	(0.1)	107.0	n/m	151.2	(30.1)	181.3	n/m
Income tax expense	(1.0)	(0.7)	(0.3)	43%	(1.8)	(1.1)	(0.7)	64%
Net income (loss)	$105.9	$(0.8)	$106.7	n/m	$149.4	$(31.2)	$180.6	n/m
Income (loss) per share - basic	$1.07	$(0.01)	$1.08	n/m	$1.53	$(0.37)	$1.90	n/m
Income (loss) per share - diluted	$1.06	$(0.01)	$1.07	n/m	$1.52	$(0.37)	$1.89	n/m

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30,	December 31,	Change
	2018	2017	$	%
Assets
Investment in real estate:
Land	$107.4	$104.6	$2.8	3%
Buildings and improvements	1,461.1	1,371.4	89.7	7%
Equipment	2,050.3	1,813.9	236.4	13%
Gross operating real estate	3,618.8	3,289.9	328.9	10%
Less accumulated depreciation	(900.3)	(782.4)	(117.9)	15%
Net operating real estate	2,718.5	2,507.5	211.0	8%
Construction in progress, including land under development	452.6	487.1	(34.5)	(7)%
Land held for future development	74.2	63.8	10.4	16%
Total investment in real estate, net	3,245.3	3,058.4	186.9	6%
Cash and cash equivalents	116.2	151.9	(35.7)	(24)%
Rent and other receivables, net	87.7	87.2	0.5	1%
Equity investment	318.8	175.6	143.2	82%
Goodwill	455.1	455.1	—	—%
Intangible assets, net	190.5	203.0	(12.5)	(6)%
Other assets	215.1	180.9	34.2	19%
Total assets	$4,628.7	$4,312.1	$316.6	7%
Liabilities and equity
Debt, net	$2,179.5	$2,089.4	$90.1	4%
Capital lease obligations	14.9	10.1	4.8	48%
Lease financing arrangements	127.8	131.9	(4.1)	(3)%
Construction costs payable	113.3	115.5	(2.2)	(2)%
Accounts payable and accrued expenses	91.4	97.9	(6.5)	(7)%
Dividends payable	46.5	41.8	4.7	11%
Deferred revenue and prepaid rents	127.1	111.6	15.5	14%
Total liabilities	2,700.5	2,598.2	102.3	4%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 99,114,112 and 96,137,874 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	1.0	1.0	—	—%
Additional paid in capital	2,281.5	2,125.6	155.9	7%
Accumulated deficit	(353.0)	(486.9)	133.9	(28)%
Accumulated other comprehensive income (loss)	(1.3)	74.2	(75.5)	n/m
Total stockholders’ equity	1,928.2	1,713.9	214.3	13%
Total liabilities and equity	$4,628.7	$4,312.1	$316.6	7%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Revenue:
Lease and other revenues from customers	$172.4	$175.2	$161.6	$155.5	$151.1
Metered power reimbursements	24.5	21.4	18.9	19.8	15.8
Revenue	196.9	196.6	180.5	175.3	166.9
Operating expenses:
Property operating expenses	68.9	67.8	60.2	63.0	59.6
Sales and marketing	4.4	5.3	3.9	3.9	4.3
General and administrative	18.6	19.3	16.4	17.5	17.3
Depreciation and amortization	77.6	74.6	70.8	68.7	63.7
Transaction, acquisition, integration and other related expenses	0.4	1.9	5.3	4.1	1.7
Asset impairments	—	—	—	54.4	3.6
Total operating expenses	169.9	168.9	156.6	211.6	150.2
Operating income	27.0	27.7	23.9	(36.3)	16.7
Interest expense	(22.8)	(20.8)	(20.1)	(17.9)	(16.5)
Unrealized gain on marketable equity investment	102.7	40.5	—	—	—
Loss on early extinguishment of debt	—	(3.1)	—	—	(0.3)
Net income (loss) before income taxes	106.9	44.3	3.8	(54.2)	(0.1)
Income tax expense	(1.0)	(0.8)	(1.0)	(0.9)	(0.7)
Net income (loss)	$105.9	$43.5	$2.8	$(55.1)	$(0.8)
Income (loss) per share - basic	$1.07	$0.45	$0.03	$(0.61)	$(0.01)
Income (loss) per share - diluted	$1.06	$0.45	$0.03	$(0.61)	$(0.01)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Assets
Investment in real estate:
Land	$107.4	$104.6	$104.6	$102.8	$94.0
Buildings and improvements	1,461.1	1,400.8	1,371.4	1,344.0	1,291.7
Equipment	2,050.3	1,959.5	1,813.9	1,721.2	1,525.3
Gross operating real estate	3,618.8	3,464.9	3,289.9	3,168.0	2,911.0
Less accumulated depreciation	(900.3)	(836.4)	(782.4)	(722.1)	(679.6)
Net operating real estate	2,718.5	2,628.5	2,507.5	2,445.9	2,231.4
Construction in progress, including land under development	452.6	435.3	487.1	429.4	569.1
Land held for future development	74.2	54.4	63.8	58.7	52.7
Total investment in real estate, net	3,245.3	3,118.2	3,058.4	2,934.0	2,853.2
Cash and cash equivalents	116.2	228.7	151.9	24.7	40.8
Rent and other receivables, net	87.7	93.1	87.2	89.2	88.7
Equity investment	318.8	216.1	175.6	—	—
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	190.5	196.8	203.0	209.7	216.3
Other assets	215.1	190.3	180.9	171.1	162.5
Total assets	$4,628.7	$4,498.3	$4,312.1	$3,883.8	$3,816.6
Liabilities and equity
Debt, net	$2,179.5	$2,178.3	$2,089.4	$2,013.7	$1,832.5
Capital lease obligations	14.9	15.9	10.1	10.9	11.7
Lease financing arrangements	127.8	131.3	131.9	133.3	134.0
Construction costs payable	113.3	89.0	115.5	133.6	163.4
Accounts payable and accrued expenses	91.4	66.7	97.9	71.5	73.2
Dividends payable	46.5	46.4	41.8	39.6	39.4
Deferred revenue and prepaid rents	127.1	116.1	111.6	104.8	96.5
Total liabilities	2,700.5	2,643.7	2,598.2	2,507.4	2,350.7
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 99,114,112 and 96,137,874 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	1.0	1.0	1.0	0.9	0.9
Additional paid in capital	2,281.5	2,268.0	2,125.6	1,826.0	1,821.9
Accumulated deficit	(353.0)	(413.1)	(486.9)	(449.2)	(355.7)
Accumulated other comprehensive income (loss)	(1.3)	(1.3)	74.2	(1.3)	(1.2)
Total stockholders' equity	1,928.2	1,854.6	1,713.9	1,376.4	1,465.9
Total liabilities and equity	$4,628.7	$4,498.3	$4,312.1	$3,883.8	$3,816.6

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017
Cash flows from operating activities:
Net income (loss)	$149.4	$(31.2)	$105.9	$(0.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	152.2	119.4	77.6	63.7
Interest expense amortization, net	1.8	2.2	1.1	1.3
Stock-based compensation expense	8.4	7.7	4.5	4.0
Provision for bad debt expense	0.4	0.3	(0.1)	0.3
Unrealized gain on marketable equity investment	(143.2)	—	(102.7)	—
Loss on early extinguishment of debt	3.1	36.5	—	0.3
Asset impairments	—	3.6	—	3.6
Other	—	0.2	—	—
Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(36.8)	(41.3)	(18.8)	(21.3)
Accounts payable and accrued expenses	(3.1)	5.2	25.8	12.0
Deferred revenue and prepaid rents	16.3	18.9	11.0	3.2
Net cash provided by operating activities	148.5	121.5	104.3	66.3
Cash flows from investing activities:
Asset acquisitions, primarily real estate, net of cash acquired	—	(492.3)	—	—
Investment in real estate	(322.7)	(485.0)	(177.5)	(302.5)
Net cash used in investing activities	(322.7)	(977.3)	(177.5)	(302.5)
Cash flows from financing activities:
Issuance of common stock, net	152.2	408.6	9.3	197.6
Dividends paid	(86.6)	(69.1)	(45.6)	(36.7)
Proceeds from debt, net	985.4	1,766.0	(0.2)	565.1
Payments on debt	(902.7)	(1,212.1)	—	(467.3)
Payments on capital lease obligations and lease financing arrangements	(5.1)	(4.8)	(2.5)	(2.5)
Tax payment upon exercise of equity awards	(4.7)	(6.6)	(0.3)	(0.2)
Net cash provided by financing activities	138.5	882.0	(39.3)	256.0
Net increase (decrease) in cash, cash equivalents and restricted cash	(35.7)	26.2	(112.5)	19.8
Cash, cash equivalents and restricted cash at beginning of period	151.9	14.6	228.7	21.0
Cash, cash equivalents and restricted cash at end of period	$116.2	$40.8	$116.2	$40.8

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized of $10.4 million and $8.1 million in 2018 and 2017, respectively	$53.3	$27.5	$11.1	$9.2
Non-cash investing and financing activities:
Construction costs and other payables	113.3	163.4	113.3	163.4
Dividends payable	46.5	39.4	46.5	39.4
Real estate additions from entering into and modifying capital leases	6.6	—	—	—
Transfer of land held for future development to construction in progress	9.3	6.6	(0.1)	2.6
Transfer of construction in progress to gross operating real estate	337.7	415.6	159.0	110.3

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Six Months Ended				Three Months Ended
	June 30,		Change		June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2017	$	%	2018	2018	2017	2017	2017
Net Operating Income
Revenue	$393.5	$316.2	$77.3	24%	$196.9	$196.6	$180.5	$175.3	$166.9
Property operating expenses	136.7	111.9	24.8	22%	68.9	67.8	60.2	63.0	59.6
Net Operating Income (NOI)	$256.8	$204.3	$52.5	26%	$128.0	$128.8	$120.3	$112.3	$107.3
NOI as a % of Revenue	65.3%	64.6%			65.0%	65.5%	66.6%	64.1%	64.3%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$149.4	$(31.2)	$180.6	n/m	$105.9	$43.5	$2.8	$(55.1)	$(0.8)
Interest expense	43.6	30.1	13.5	45%	22.8	20.8	20.1	17.9	16.5
Income tax expense	1.8	1.1	0.7	64%	1.0	0.8	1.0	0.9	0.7
Depreciation and amortization	152.2	119.4	32.8	27%	77.6	74.6	70.8	68.7	63.7
Asset impairments and loss on disposals	—	3.8	(3.8)	n/m	—	—	0.2	55.5	3.6
EBITDA (NAREIT definition)(a)	$347.0	$123.2	223.8	n/m	$207.3	$139.7	$94.9	$87.9	$83.7

Transaction, acquisition, integration and other related expenses	2.3	2.3	—	n/m	0.4	1.9	5.1	3.0	1.7
Legal claim costs	0.3	0.8	(0.5)	(63)%	0.1	0.2	—	0.3	0.6
Stock-based compensation expense	8.4	7.7	0.7	9%	4.5	3.9	3.1	3.9	4.0
Severance and management transition costs	0.7	0.5	0.2	40%	—	0.7	—	—	—
Loss on early extinguishment of debt	3.1	36.5	(33.4)	n/m	—	3.1	—	—	0.3
New accounting standards and regulatory compliance and the related system implementation costs	1.5	0.5	1.0	n/m	1.0	0.5	1.1	0.8	0.5
Unrealized gain on marketable equity investment	(143.2)	—	(143.2)	n/m	(102.7)	(40.5)	—	—	—
Adjusted EBITDA	$220.1	$171.5	48.6	28%	$110.6	$109.5	$104.2	$95.9	$90.8
Adjusted EBITDA as a % of Revenue	55.9%	54.2%			56.2%	55.7%	57.7%	54.7%	54.4%

(a)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP net income (loss) plus interest expense, income tax expense, depreciation and amortization plus or minus losses and gains on the disposition of depreciable property, plus asset impairments. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Net Income (Loss)	$105.9	$(0.8)	$106.7	n/m	$149.4	$(31.2)	$180.6	n/m
Sales and marketing expenses	4.4	4.3	0.1	2%	9.7	9.2	0.5	5%
General and administrative expenses	18.6	17.3	1.3	8%	37.9	33.1	4.8	15%
Depreciation and amortization expenses	77.6	63.7	13.9	22%	152.2	119.4	32.8	27%
Transaction, acquisition, integration and other related expenses	0.4	1.7	(1.3)	(76)%	2.3	2.5	(0.2)	(8)%
Asset impairments	—	3.6	(3.6)	(100)%	—	3.6	(3.6)	(100)%
Interest expense	22.8	16.5	6.3	38%	43.6	30.1	13.5	45%
Unrealized gain on marketable equity investment	(102.7)	—	(102.7)	n/m	(143.2)	—	(143.2)	n/m
Loss on early extinguishment of debt	—	0.3	(0.3)	(100)%	3.1	36.5	(33.4)	(92)%
Income tax expense	1.0	0.7	0.3	43%	1.8	1.1	0.7	64%
Net Operating Income	$128.0	$107.3	$20.7	19%	$256.8	$204.3	$52.5	26%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Six Months Ended				Three Months Ended
	June 30,		Change		June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2017	$	%	2018	2018	2017	2017	2017
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$149.4	$(31.2)	$180.6	n/m	$105.9	$43.5	$2.8	$(55.1)	$(0.8)
Real estate depreciation and amortization	136.5	104.0	32.5	31%	69.8	66.7	62.6	60.3	55.3
Asset impairments	—	3.6	(3.6)	n/m	—	—	—	54.4	3.6
Funds from Operations ("FFO") - NAREIT defined	$285.9	$76.4	$209.5	n/m	$175.7	$110.2	$65.4	$59.6	$58.1

Loss on early extinguishment of debt	3.1	36.5	(33.4)	n/m	—	3.1	—	—	0.3
Unrealized gain on marketable equity investment	(143.2)	—	(143.2)	n/m	(102.7)	(40.5)	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	1.5	0.5	1.0	n/m	1.0	0.5	1.1	0.8	0.5
Amortization of customer relationship intangibles	12.3	11.9	0.4	3%	6.2	6.1	6.6	6.6	6.7
Transaction, acquisition, integration and other related expenses	2.3	2.5	(0.2)	(8)%	0.4	1.9	5.3	4.1	1.7
Severance and management transition costs	0.7	0.5	0.2	40%	—	0.7	—	—	—
Legal claim costs	0.3	0.8	(0.5)	(63)%	0.1	0.2	—	0.3	0.6
Normalized Funds from Operations (Normalized FFO)	$162.9	$129.1	$33.8	26%	$80.7	$82.2	$78.4	$71.4	$67.9
Normalized FFO per diluted common share	$1.66	$1.49	$0.17	11%	$0.81	$0.85	$0.84	$0.79	$0.77
Weighted average diluted common shares outstanding	98.1	86.5	11.6	13%	99.4	96.6	93.5	90.9	88.5

Additional Information:
Amortization of deferred financing costs and bond premium	1.8	2.2	(0.4)	(18)%	1.1	0.7	0.9	1.2	1.2
Stock-based compensation expense	8.4	7.7	0.7	9%	4.5	3.9	3.1	3.9	4.0
Non-real estate depreciation and amortization	3.4	3.5	(0.1)	(3)%	1.6	1.8	1.6	1.8	1.7
Straight line rent adjustments(a)	(13.0)	(18.5)	5.5	(30)%	(5.8)	(7.2)	(7.4)	(6.4)	(8.8)
Deferred revenue, primarily installation revenue(b)	5.6	6.4	(0.8)	(13)%	2.4	3.2	3.8	12.9	6.1
Leasing commissions	(6.9)	(7.7)	0.8	(10)%	(3.7)	(3.2)	(3.5)	(6.1)	(3.8)
Recurring capital expenditures	(4.7)	(2.2)	(2.5)	n/m	(2.3)	(2.4)	(1.6)	(0.6)	(0.7)

(a)	Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)	Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, and Debt Schedule
(Unaudited)

Market Capitalization

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of June 30, 2018	Market Value Equivalents (in millions)
Common shares	99,114,112	$58.36	$5,784.3
Net Debt			2,098.7
Total Enterprise Value (TEV)			$7,883.0
Reconciliation of Net Debt

	June 30,	March 31,
(dollars in millions)	2018	2018
Long-term debt(a)	$2,200.0	$2,200.0
Capital lease obligations	14.9	15.9
Less:
Cash and cash equivalents	(116.2)	(228.7)
Net Debt	$2,098.7	$1,987.2

(a)Excludes adjustment for deferred financing costs.

Debt Schedule (as of June 30, 2018)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility	$—	L + 145bps	March 2023(a)
Term loan	700.0	L + 140bps(b)	March 2023
Term loan	300.0	L + 170bps(c)	March 2025
5.000% senior notes due 2024, excluding bond premium	700.0	5.000%	March 2024
5.375% senior notes due 2027, excluding bond premium	500.0	5.375%	March 2027
Total long-term debt(d)	$2,200.0	4.44%

Weighted average term of debt:	6.2	years

(a)	Assuming exercise of one-year extension option.

(b)	Interest rate as of June 30, 2018: 3.50%.

(c)	Interest rate as of June 30, 2018: 3.80%.

(d)	Excludes adjustment for deferred financing costs.

Interest Summary	Three Months Ended
	June 30,	March 31,	June 30,	Growth %
(dollars in millions)	2018	2018	2017	Yr/Yr
Interest expense and fees	$27.0	$25.2	$19.8	36%
Amortization of deferred financing costs and bond premium	1.1	0.7	1.2	(8)%
Capitalized interest	(5.3)	(5.1)	(4.5)	18%
Total interest expense	$22.8	$20.8	$16.5	38%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of June 30, 2018		As of March 31, 2018		As of June 30, 2017
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	673	98%	673	94%	438	90%
Dallas	550	81%	555	81%	431	93%
Phoenix	509	92%	509	91%	216	100%
Cincinnati	402	93%	404	92%	404	92%
Houston	308	76%	308	74%	308	75%
San Antonio	300	100%	273	100%	240	100%
New York Metro	218	82%	218	83%	218	83%
Chicago	213	67%	213	67%	136	88%
Austin	106	72%	106	73%	106	64%
Raleigh-Durham	76	88%	76	88%	65	80%
International	13	76%	13	76%	13	77%
Total	3,369	88%	3,348	86%	2,575	89%
Stabilized Properties(c)	3,097	92%	3,024	92%	2,380	93%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2018 Guidance

Category	Previous 2018 Guidance(1)	Revised 2018 Guidance(1)
Total Revenue	$810 - 825 million	$820 - 830 million
Lease and Other Revenues from Customers	$735 - 745 million	$725 - 730 million
Metered Power Reimbursements	$75 - 80 million	$95 - 100 million
Adjusted EBITDA	$460 - 470 million	$454 - 459 million
Normalized FFO per diluted common share	$3.18 - 3.28	$3.25 - 3.30
Capital Expenditures	$850 - 900 million	$850 - 900 million
Development	$845 - 890 million	$845 - 890 million
Recurring	$5 - 10 million	$5 - 10 million

(1)Full year 2018 guidance includes the impact of the Zenium acquisition, which is assumed to close October 1, 2018. Previous guidance assumed a May 2018 closing. Development capital expenditures include the acquisition of land for future development.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Revenue and Capital Expenditures)
or reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of June 30, 2018
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$74,229	305	89%	89%	82	51%	111	498	—	38
Houston - Houston West I	Houston	42,902	112	97%	97%	11	99%	37	161	3	28
Dallas - Lewisville*	Dallas	35,409	114	88%	89%	11	95%	54	180	—	21
Cincinnati - 7th Street***	Cincinnati	35,231	197	94%	94%	6	100%	175	378	46	16
Northern Virginia - Sterling II	Northern Virginia	35,162	159	100%	100%	9	100%	55	223	—	30
San Antonio III	San Antonio	31,477	132	100%	100%	9	100%	43	184	—	24
Somerset I	New York Metro	28,616	97	85%	85%	27	89%	89	213	203	11
Chicago - Aurora I	Chicago	27,628	113	97%	97%	34	100%	223	371	27	71
Totowa - Madison**	New York Metro	26,800	51	89%	90%	22	100%	59	133	—	6
Cincinnati - North Cincinnati	Cincinnati	24,450	65	98%	99%	45	79%	53	163	65	14
Houston - Houston West II	Houston	24,317	80	87%	87%	4	88%	55	139	11	12
Wappingers Falls I**	New York Metro	23,073	37	90%	90%	20	99%	15	72	—	3
Northern Virginia - Sterling V	Northern Virginia	22,914	276	73%	95%	11	100%	121	408	64	39
San Antonio I	San Antonio	22,871	44	100%	100%	6	83%	46	96	11	12
Phoenix - Chandler II	Phoenix	22,608	74	100%	100%	6	38%	26	105	—	12
Phoenix - Chandler I	Phoenix	19,999	74	100%	100%	35	12%	39	147	31	16
Northern Virginia - Sterling I	Northern Virginia	19,053	78	100%	100%	6	77%	49	132	—	12
Phoenix - Chandler III	Phoenix	18,806	68	100%	100%	2	—%	30	101	—	14
Raleigh-Durham I	Raleigh-Durham	17,651	76	88%	88%	13	100%	82	171	246	12
Houston - Galleria	Houston	16,665	63	59%	60%	23	51%	25	112	—	14
Northern Virginia - Sterling III	Northern Virginia	16,147	79	100%	100%	7	100%	34	120	—	15
Austin II	Austin	15,715	44	95%	95%	2	100%	22	68	—	5
San Antonio II	San Antonio	14,754	64	100%	100%	11	100%	41	117	—	12
Phoenix - Chandler VI	Phoenix	14,452	148	96%	98%	6	100%	32	186	10	24
Florence	Cincinnati	13,509	53	99%	99%	47	87%	40	140	—	9
Austin III	Austin	12,331	62	54%	56%	15	83%	21	98	67	6
Phoenix - Chandler IV	Phoenix	11,387	73	100%	100%	3	100%	27	103	—	12
Cincinnati - Hamilton*	Cincinnati	10,652	47	76%	76%	1	100%	35	83	—	10
Northern Virginia - Sterling IV	Northern Virginia	8,711	81	100%	100%	7	100%	34	122	—	15
London - Great Bridgewater**	International	6,300	10	94%	94%	—	—%	1	11	—	1
Dallas - Midway**	Dallas	5,357	8	100%	100%	—	—%	—	8	—	1
San Antonio IV	San Antonio	5,285	60	45%	100%	4	—%	27	91	—	12
Cincinnati - Mason	Cincinnati	5,269	34	100%	100%	26	98%	17	78	—	4
Stamford - Riverbend**	New York Metro	5,250	20	23%	23%	—	—%	8	28	—	2
Houston - Houston West III	Houston	4,641	53	25%	34%	10	100%	32	95	209	6
Norwalk I**	New York Metro	3,942	13	96%	96%	4	68%	41	58	87	2
Chicago - Lombard	Chicago	2,383	14	73%	74%	4	100%	12	30	29	3
Stamford - Omega**	New York Metro	1,238	—	—%	—%	19	84%	4	22	—	—
Cincinnati - Blue Ash*	Cincinnati	660	6	36%	36%	7	100%	2	15	—	1
Totowa - Commerce**	New York Metro	567	—	—%	—%	20	38%	6	26	—	—
South Bend - Crescent*	Chicago	542	3	41%	41%	—	—%	5	9	11	1
Singapore - Inter Business Park**	International	383	3	22%	22%	—	—%	—	3	—	1
South Bend - Monroe	Chicago	123	6	23%	23%	—	—%	6	13	4	1
Stabilized Properties - Total		$729,461	3,097	88%	92%	576	77%	1,835	5,508	1,124	543

CyrusOne Inc.
Data Center Portfolio
As of June 30, 2018
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$729,461	3,097	88%	92%	576	77%	1,835	5,508	1,124	543

Pre-Stabilized Properties(b)
Dallas - Carrollton (DH #6)	Dallas	4,906	75	76%	76%	—	—%	21	96	—	6
Phoenix - Chandler V	Phoenix	3,816	72	50%	50%	1	50%	16	89	94	12
Chicago - Aurora II (DH #1)	Chicago	1,077	77	23%	28%	10	—%	14	101	272	16
Dallas - Carrollton (DH #7)	Dallas	550	48	18%	21%	—	—%	—	48	—	6
All Properties - Total		$739,809	3,369	85%	88%	587	75%	1,886	5,842	1,490	583

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2018, multiplied by 12. For the month of June 2018, customer reimbursements were $100.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2016 through June 30, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 13.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2018 was $746.4 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of June 30, 2018 divided by total CSF. Leases signed but that have not commenced billing as of June 30, 2018 are not included.

(f)	Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of June 30, 2018 divided by total Office & Other space. Leases signed but not commenced as of June 30, 2018 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of June 30, 2018
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(b) (000)	Total (000)	Critical Load MW Capacity(c)	Actual to Date(d)	Estimated Costs to Completion(e)	Total
Northern Virginia - Sterling V	Northern Virginia	3Q'18	107	—	24	—	131	24.0	$18	$84-96	$102-114
Dallas - Carrollton	Dallas	3Q'18	—	—	—	—	—	6.0	3	14-16	17-19
Dallas - Allen	Dallas	3Q'18	79	27	60	175	341	6.0	45	17-23	62-68
Aurora II	Chicago	3Q'18	—	35	—	—	35	—	—	8-9	8-9
Somerset II	New York Metro	4Q'18	9	—	—	—	9	2.0	—	12-14	12-14
San Antonio IV	San Antonio	4Q'18	—	8	—	—	8	—	—	1-2	1-2
Northern Virginia - Sterling VI	Northern Virginia	1Q'19	206	30	52	71	359	48.0	9	238-264	247-273
Phoenix - Chandler VII	Phoenix	1Q'19	—	—	—	269	269	—	—	59-65	59-65
Northern Virginia - Sterling VII	Northern Virginia	3Q'19	—	—	—	93	93	—	—	33-37	33-37
Total			401	100	136	609	1,246	86.0	$75	$466-526	$541-601

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(c)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(d)	Actual to date is the cash investment as of June 30, 2018. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(e)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.
CyrusOne Inc.
Land Available for Future Development (Acres)
As of June 30, 2018
(Unaudited)

As of
Market	June 30, 2018
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Dallas	33
Houston	20
International	—
New York Metro	—
Northern Virginia	—
Phoenix(a)	95
Quincy, Washington	48
Raleigh-Durham	—
San Antonio	—
Total Available(a)	383
Book Value of Total Available(a)	$70 million

(a)	Adjusted to reflect impact of Phoenix - Chandler VII shell construction, which commenced in July 2018.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of June 30, 2018
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
2Q'18	506	305,000	51,919	$5,453	143
Prior 4Q Avg.	424	149,750	17,367	$2,382	73
1Q'18	439	226,000	29,364	$3,370	77
4Q'17	395	86,000	8,600	$1,463	61
3Q'17	411	151,000	14,830	$2,228	68
2Q'17	451	136,000	16,673	$2,467	86

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and $0.2 million in each of the other quarters.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of June 30, 2018
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18, $0.2 million in 2Q'17-1Q'18 and $0.1 million in each of the other quarters.

CyrusOne Inc.
Customer Sector Diversification(a)
As of June 30, 2018
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	10	$139,078	18.8%	89.4
2	Information Technology	4	39,827	5.4%	78.4
3	Information Technology	10	36,756	5.0%	42.9
4	Financial Services	1	19,349	2.6%	153.0
5	Research and Consulting Services	3	15,977	2.2%	30.4
6	Telecommunication Services	2	15,674	2.1%	3.9
7	Healthcare	2	14,999	2.0%	114.0
8	Energy	5	13,629	1.8%	3.3
9	Energy	1	13,060	1.8%	23.6
10	Industrials	4	11,366	1.5%	14.0
11	Information Technology	3	9,995	1.4%	46.9
12	Telecommunication Services	7	9,796	1.3%	27.2
13	Information Technology	4	9,336	1.3%	49.1
14	Financial Services	2	9,194	1.2%	62.6
15	Consumer Staples	3	8,639	1.2%	31.5
16	Information Technology	2	7,926	1.1%	70.9
17	Information Technology	3	7,884	1.0%	115.8
18	Energy	2	6,789	0.9%	28.3
19	Financial Services	1	6,600	0.9%	23.0
20	Telecommunication Services	10	6,467	0.9%	12.9
			$402,343	54.4%	66.6

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2018, multiplied by 12. For the month of June 2018, customer reimbursements were $100.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2016 through June 30, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 13.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2018 was $746.4 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2018, which was approximately $739.8 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of June 30, 2018, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of June 30, 2018
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c) (000)	Percentage of Portfolio Leased NRSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	679	69%	147	3%	$71,038	10%
1,000-2,499	118	12%	186	4%	41,495	6%
2,500-4,999	71	7%	253	5%	44,939	6%
5,000-9,999	46	5%	325	7%	63,788	9%
10,000+	75	7%	4,005	81%	518,549	69%
Total	989	100%	4,917	100%	$739,809	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of June 30, 2018. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2018, multiplied by 12. For the month of June 2018, customer reimbursements were $100.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2016 through June 30, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 13.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2018 was $746.4 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of June 30, 2018
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring (000)	Percentage of Total NRSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		925	16%
Month-to-Month	673	134	2%	$38,282	5%	$40,982	5%
2018	981	249	4%	60,099	8%	60,294	7%
2019	1,982	551	10%	104,868	14%	106,308	13%
2020	1,385	523	9%	77,030	11%	79,537	10%
2021	1,295	603	10%	105,776	14%	111,138	14%
2022	263	522	9%	59,869	8%	69,291	9%
2023	169	415	7%	40,742	6%	61,701	8%
2024	43	241	4%	35,563	5%	44,438	5%
2025	42	181	3%	29,549	4%	34,132	4%
2026	27	577	10%	82,958	11%	89,484	11%
2027	16	417	7%	58,517	8%	68,117	8%
2028 - Thereafter	24	503	9%	46,555	6%	52,788	6%
Total	6,900	5,842	100%	$739,809	100%	$818,209	100%

(a)
Leases that were auto-renewed prior to June 30, 2018 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2018, multiplied by 12. For the month of June 2018, customer reimbursements were $100.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2016 through June 30, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 13.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2018 was $746.4 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of June 30, 2018, multiplied by 12.